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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 415-493-9300  FACSIMILE 415-493-6811
                                  WWW.WSGR.COM


                                February 6, 1998


SCM Microsystems, Inc.
131 Albright Way
Los Gatos, CA  95032


    RE:    REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

    We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about February 6, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 175,000 shares of your Common Stock reserved for issuance under the 1997 Employee Stock Purchase Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plan.

    It is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the general instructions to Form S-8 under the Securities Act of 1933 with respect to the Registration Statement.

                                      Very truly yours,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ Wilson Sonsini Goodrich & Rosati